UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                 AMENDMENT NO. 2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Mobieyes Software, Inc.
                             -----------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
                                     -------
         (State or other jurisdiction of incorporation or organization)

                                      7372
                                      ----
            (Primary Standard Industrial Classification Code Number)

                                   26-4065800
                                   ----------
                     (I.R.S. Employer Identification Number)

                                  Kevin Miller
                     14835 East Bluff Road, Milton, GA 30004
                                  678.467.0122
           ----------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 As soon as practicable after the effective date of this registration statement
        -----------------------------------------------------------------
        (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]
(Do not check if a smaller reporting Company)

                         CALCULATION OF REGISTRATION FEE

Title of Each                     Proposed          Proposed
  Class of         Amount         Maximum           Maximum          Amount of
Securities to      to be       Offering Price      Aggregate        Registration
be Registered    Registered      Per Unit(1)     Offering Price        Fee(2)
-------------    ----------    --------------    --------------     ------------
Common Stock
by Company       3,000,000          $0.01            $30,000            $1.18

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Mobieyes Software, Inc.

                        3,000,000 SHARES OF COMMON STOCK

PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC TRADING MARKET FOR THE COMMON STOCK OF MOBIEYES SOFTWARE, INC. ("MOBIEYES"). MOBIEYES SOFTWARE, INC IS REGISTERING UP TO 3,000,000 SHARES OF COMMON STOCK AT AN OFFERING PRICE OF $0.01. THE MAXIMUM AMOUNT TO BE RAISED IS $ 30,000 THERE WILL BE NO UNDERWRITING OR BROKER/DEALERS INVOLVED IN THE TRANSACTION AND THERE WILL BE NO COMMISSIONS PAID TO ANY INDIVIDUALS FROM THE PROCEEDS OF THIS SALE. THE SHARES ARE BEING OFFERED BY MOBIEYES SOFTWARE, INC. THROUGH ITS SOLE OFFICER AND DIRECTOR. WE ARE SELLING THE SHARES ON A "BEST EFFORTS, NO MINIMUM" BASIS. THERE WILL BE NO MINIMUM AMOUNT OF SHARES SOLD AND MOBIEYES SOFTWARE, INC. WILL NOT CREATE AN ESCROW ACCOUNT INTO WHICH THE PROCEEDS FROM ANY SHARES WILL BE PLACED. THE PROCEEDS FROM ALL SHARES SOLD BY MOBIEYES SOFTWARE, INC. WILL BE PLACED INTO THE CORPORATE ACCOUNT AND SUCH FUNDS SHALL BE NON-REFUNDABLE TO SUBSCRIBERS, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAWS. MOBIEYES SOFTWARE, INC. WILL PAY ALL EXPENSES INCURRED IN THIS OFFERING

Our common stock is presently not traded on any market or securities exchange. The offering price may not reflect the market price of our shares after the offering.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              The date of this prospectus is _______________, 2009

                                TABLE OF CONTENTS

                                                                        Page No.
Part I
------
SUMMARY OF OUR OFFERING.................................................       2
SUMMARY OF FINANCIAL INFORMATION........................................       7
DESCRIPTION OF PROPERTY.................................................       7
RISK FACTORS............................................................       8
USE OF PROCEEDS.........................................................      18
DETERMINATION OF OFFERING PRICE.........................................      18
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES...........................      18
THE OFFERING BY THE COMPANY.............................................      19
PLAN OF DISTRIBUTION....................................................      19
LEGAL PROCEEDINGS.......................................................      21
BUSINESS................................................................      21
STRATEGY................................................................      21
THE MARKET..............................................................      22
MANAGEMENT..............................................................      25
SALES AND MARKETING.....................................................      25
COMPETITION.............................................................      25
STAFFING................................................................      26
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............      27
LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL..................      27
CODE OF BUSINESS CONDUCT AND ETHICS.....................................      31
BACKGROUND OF OFFICERS AND DIRECTORS....................................      31
EXECUTIVE COMPENSATION..................................................      32
PRINCIPAL STOCKHOLDERS..................................................      33
DESCRIPTION OF SECURITIES...............................................      34
REPORTING...............................................................      35
STOCK TRANSFER AGENT....................................................      35
STOCK OPTION PLAN.......................................................      35
LITIGATION..............................................................      35
EXPERTS.................................................................      36
FINANCIAL STATEMENTS....................................................     F-1

Part II
-------
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION ............................    II-1
RECENT SALES OF UNREGISTERED SECURITIES ................................    II-1
EXHIBITS ...............................................................    II-1
UNDERTAKINGS ...........................................................    II-2
SIGNATURES .............................................................    II-4


                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             SUMMARY OF OUR OFFERING

Mobieyes Software, Inc. has 12,000,000 shares of common stock issued and outstanding and is registering an additional 3,000,000 shares of common stock for offering to the public. The company may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. MOBIEYES SOFTWARE, INC. will receive all proceeds from the sale of the common stock.

          3,000,000 shares of common stock are offered by the company.

Offering price per share by the         A price, if and when the company sells
company                                 the shares of common stock is set at
                                        $0.01.

Number of shares outstanding before     12,000,000 common shares are currently
the offering of common shares           issued and outstanding.

Number of shares outstanding after      15,000,000 common shares will be issued
the offering of common shares           and outstanding after this offering is
                                        completed.

The minimum number of shares to be      None.
sold in this offering

Market for the common shares            There is no public market for the common
                                        shares. The price per share is $0.01.

                                        Mobieyes Software, Inc. may not be able
                                        to meet the requirement for a public
                                        listing or quotation of its common
                                        stock. Further, even if Mobieyes
                                        Software, Inc. common stock is quoted or granted listing, a market for the common shares may not develop. If a market develops, the price of the shares in the market may not be greater than or equal to the price in this offering.

Use of proceeds                         The company intends to use the proceeds
                                        from this offering to develop and
                                        complete the business and marketing
                                        plan, and for other general corporate
                                        and working capital purposes. The
                                        expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,000 are being paid for by Mobieyes Software, Inc.

Termination of the offering             The offering will conclude when all
                                        3,000,000 shares of common stock have
                                        been sold, or 90 days after this
                                        registration statement becomes effective with the Securities and Exchange
                                        Commission. Mobieyes Software, Inc. may
                                        at its discretion extend the offering
                                        for an additional 90 days.

Terms of the offering                   The company will determine when and how
                                        it will sell the common stock offered in this prospectus.

You should rely only upon the information contained in this prospectus. MOBIEYES SOFTWARE, INC. has not authorized anyone to provide you with information different from that which is contained in this prospectus. The selling security holder is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information that you should consider before making a decision to purchase the shares offered by the selling security holders. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

                SUMMARY INFORMATION ABOUT MOBIEYES SOFTWARE, INC.

Mobieyes Software, Inc. (MES) is a mobile enterprise software company aimed at improving the productivity of the field service organization. MES is a development stage company. MES has been focused on the development of the business plan. The company has not developed any prototypes or products and has very limited business operations.

MES intends to revolutionize the efficiencies of the service chain for high technology products using its cutting edge mobile and wireless platform. These are the intentions of the company, however there can be no assurances that these intentions will materialize.

The software market for the maintenance and repair of high technology products is a multi-billion market with no dominant software platform. MES aims to be the dominant mobile/wireless platform for the service organization of the enterprise with first year focus on one segment of the field service market - maintenance and repair. Several large and secondary field force (service and sales) markets are also available and can be addressed by MES once sufficient traction is gained in the field service, maintenance and repair space. Blumberg Advisory Group estimates the total market opportunity of $70 billion over the next four years.

MES intends to target the field service market because the existing technology is ripe for change. Currently, field service workers are plagued by several problems:

   o Limited or manual access to field service information (parts, inventory, etc.)

   o Inefficient or cumbersome communications tools (fax, pagers, cell phones, laptops)

   o  Time-consuming, paper intensive processes

MES believes wireless technology offers the capability to solve these challenges. However, the proliferation of wireless devices and general acceptance of mobile connectivity to corporate data is not without challenges. To be truly successful, wireless solutions must address the following issues:

   o Small wireless devices can be frustrating to use when navigating large volumes of data

   o Small devices have limited real estate (i.e., screen sizes) and input capabilities

   o Mobile solutions can require significant investments in development and support

MES' solution

MES plans to develop a technology platform to deliver a cost-effective, server-based solution providing quick and efficient real-time access to enterprise data for mobile workers. MES is a development stage company.

MES' proposed initial product, which hasn't been developed yet, the Mobile Navigator, will allow businesses to link mobile field service professionals with information from a variety of sources, using any wireless or mobile device. The technology will guide the user by responding to queries with questions and menus tailored to that search. Menus will be driven by the data and only data relevant to the interaction is displayed. Once the user has located the information, they will be able to conduct transactions by querying and/or updating various components of the enterprise data.

The proceeds from this offering will not be used to develop the MES' product offering. The Company will need to secure additional capital over the next twelve (12) months in order to develop the product offering. Once the capital is secured, the Company anticipates the product offering will take nine to twelve months to develop for customers.

The company plans to develop the technology platform as a complete solution, easily configured for multiple data sources, with a management console for routine administration and reporting. MES' solution will be unobtrusively integrated within an enterprise's technology architecture. The MES solution will require no changes to production database. MES' self-contained repository will be external to the production data, thereby minimizing impact to production systems while providing consistent and acceptable performance to mobile users. Furthermore, MES' solution will be able to adapt easily to emerging device standards.

MES' utilities will be designed to reduce the cost of ownership because changes to production data are planned to be automatically reflected in the dynamic menus. MES' mobile and wireless platform, which is not developed yet, intends to deliver the following benefits:

   o Provides a consistent user experience across multiple devices and information sources,

   o  Speeds application deployment by "automatic" generation of menus,

   o Reduces update costs because changing data is automatically reflected in the dynamic menus,

   o Improves adoption rate due to the Mobile Navigator's(TM) intuitive user interface,

   o Minimizes IT risk and optimizes performance by using a self-contained repository.

The service organization of the enterprise will realize a rapid return on investment (ROI) from MES' solution. Samples of the productivity increases realized with MES' solution will be:

   o  Increase field service personnel's productivity,

   o  Increase field service billable hours,

   o  Reduction of cost of each service call,

   o  Reduction of cost for field service support and,

   o  Reduction of cost due to wrong parts being ordered.

Most importantly, quick and accurate responses in field service boost customer satisfaction - the ultimate goal of every service organization.

Our business and registered office is located at 14835 East Bluff Road, Milton, GA 30004. Our contact number is 678.467.0122.

As of January 31, 2009, Mobieyes Software, Inc. had raised $7,500 through the sale of its common stock. There is $7,600 of cash on hand in the corporate bank account. The Company currently has liabilities of $100 represented by loan accrued during its start-up. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $5,000. As of the date of this prospectus, we have not generated any revenue from our business operations. The following financial information summarizes the more complete historical financial information found in the audited financial statements of the Company filed with this prospectus.

SUMMARY OF THE OFFERING BY THE COMPANY

Mobieyes Software, Inc. has 12,000,000 shares of common stock issued and outstanding and is registering an additional 3,000,000 shares for offering to the public. The Company will endeavor to sell all 3,000,000 shares of common stock after this registration statement becomes effective. The price at which the Company is offering these shares is fixed at $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. Mobieyes Software, Inc. will receive all proceeds from the sale of the common stock.

--------------------------------------------------------------------------------
Securities being offered by             3,000,000 shares of common stock are
the Company, common stock,              offered by the Company.
par value $0.01
--------------------------------------------------------------------------------
Offering price per share by             A price, if and when the Company sells
the Company.                            the shares of common stock, is set at
                                        $0.01.
--------------------------------------------------------------------------------
Number of shares outstanding            12,000,000 common shares are currently
before the offering of common           issued and outstanding.
shares.
--------------------------------------------------------------------------------
Number of shares outstanding            15,000,000 common shares will be issued
after the offering of common            and outstanding after this offering is
shares.                                 completed.
--------------------------------------------------------------------------------

Minimum number of shares to             None.
be sold in this offering
--------------------------------------------------------------------------------
Market for the common shares            There is no public market for the common
                                        shares. The price per share is $0.01.

                                        Mobieyes Software, Inc. may not be able
                                        to meet the requirement for a public
                                        listing or quotation of its common
                                        stock. Further, even if Mobieyes
                                        Software, Inc.'s common stock is quoted
                                        or granted a listing, a market for the
                                        common shares may not develop.
--------------------------------------------------------------------------------
Use of proceeds                         Mobieyes Software, Inc. will receive all
                                        proceeds from the sale of the common
                                        stock. If all 3,000,000 common shares
                                        being offered are sold, the total gross
                                        proceeds to the Company would be
                                        $30,000. The company intends to use the
                                        proceeds from this offering to develop
                                        and complete the business and marketing
                                        plan, and for other general corporate
                                        and working capital purposes. The
                                        expenses of this offering, including the
                                        preparation of this prospectus and the
                                        filing of this registration statement,
                                        estimated at $5,000.00 are being paid
                                        for by Mobieyes Software Inc.
--------------------------------------------------------------------------------
Termination of the offering             The offering will conclude when all
                                        3,000,000 shares of common stock have
                                        been sold, or 90 days after this
                                        registration statement becomes effective
                                        with the Securities and Exchange
                                        Commission. Mobieyes Software, Inc. may
                                        at its discretion extend the offering
                                        for an additional 90 days.
--------------------------------------------------------------------------------
Terms of the offering                   The Company's president and sole
                                        director will sell the common stock upon
                                        effectiveness of this registration
                                        statement.
--------------------------------------------------------------------------------

You should rely only upon the information contained in this prospectus. Mobieyes Software, Inc. has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

                        SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

         BALANCE SHEET                          AS OF JANUARY 31, 2009
         -------------                          ----------------------
Total Assets                                           $7,600
Total Liabilities                                      $  100
Shareholder's Equity                                   $7,500

         OPERATING DATA               JANUARY 15, 2009 THROUGH JANUARY 31, 2009
         --------------               -----------------------------------------
Revenue                                                $ 0.00
Net Loss                                               $79.00
Net Loss Per Share                                     $ 0.00

As indicated in the financial statements accompanying this prospectus, Mobieyes Software, Inc. has had no revenue to date and has incurred only losses since its inception. The Company has had no operations and has been issued a "going concern" opinion from their auditors, based upon the Company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

                             DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties. The company's office is located at 14835 East Bluff Road, Milton, GA 30004. The business office is located at the office of Kevin Miller, the CEO of the company, at no charge.

                      SUMMARY OF OUR FINANCIAL INFORMATION

                                  Balance Sheet
                             As of January 31, 2009
                      ------------------------------------

                      Total Assets ............     $7,600
                      Total Liabilities .......     $  100
                      Equity ..................     $7,500

                                 Operating Data
                       For the Year ended January 31, 2009
                      ------------------------------------

                      Revenue .................        Nil
                      Net Loss ................     $   79
                      Net Loss Per Share ......     $    0

Mobieyes Software, Inc. has no revenues and has lost $79 since inception. Mobieyes Software, Inc. has had limited operations (and has been issued a "going concern" opinion by its auditor.

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the material risks for an investor regarding this offering. MES should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

AUDITOR'S GOING CONCERN
-----------------------

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF MOBIEYES SOFTWARE, INC. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report dated February 12, 2009; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to Mobieyes Software, Inc. we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a Company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the "January 31, 2009 Audited Financial Statements - Auditors Report". Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

RISKS RELATED TO OUR FINANCIAL CONDITION
----------------------------------------

SINCE MOBIEYES SOFTWARE, INC. ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, IT MAY NEVER ACHIEVE PROFITABILITY

The Company anticipates an increase in its operating expenses, without realizing any revenues from the sale of its products. Within the next 12 months, the Company could have costs related to (i) the development of products, (ii) administrative expenses and (iii) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

OUR BUSINESS WILL FAIL IF WE DO NOT OBTAIN ADEQUATE FINANCING, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning revenue once we have started our sale activities, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including the Company's sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See "Description of Business."

No assurance can be given that the Company will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

RISKS RELATED TO THIS OFFERING
------------------------------

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN THE COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. The business objectives of the Company are also speculative, and it is possible that we would be unable to accomplish them. The Company's shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

The Company has only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding the Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.01 per common share as determined herein is substantially higher than the net tangible book value per share of the Company's common stock. Mobieyes Software, Inc.' assets do not substantiate a share price of $0.01. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

BECAUSE THE COMPANY HAS 250,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS' EQUITY

The Company has 250,000,000 authorized shares, of which only 12,000,000 are currently issued and outstanding and only 15,000,000 will be issued and outstanding after this offering terminates. The Company's management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, THEY WILL LOSE THE ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE FEWER WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN THIS COMPANY

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation growth and expansion of our business.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR OUR SHARES, THEY MAY BE EXTREMELY ILLIQUID

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company's stock. Despite the Company's best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The Company may consider pursuing a listing on the OTCBB after this registration becomes effective and the Company has completed its offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FEEL THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS

The Company's sole officer and director own 100% of the outstanding shares and will own 75 % after this offering is completed. As a result, he may have control of the Company and be able to choose all of our directors. His interests may differ from those of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

All decisions regarding the management of the Company's affairs will be made exclusively by him. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon his management abilities. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the Company's sole officer and director will not abuse his discretion in executing the Company's business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company's management.

RISKS RELATED TO INVESTING IN OUR COMPANY
-----------------------------------------

THE FUNDS RAISED FROM THIS OFFERING WILL NOT BE USED TO DEVELOP THE PRODUCT WHICH OUR BUSINESS PLANS DEPENDS ON.

The funds we raise from this offering will provide us the necessary capital to complete the business marketing and financial plan. These funds will not be sufficient to develop our product or any prototype. We can not guarantee that we will be able to raise additional capital and without additional capital we will go out of business.

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR TERMINATION OF OUR OPERATIONS

We were incorporated on January 15, 2009 and we have not realized any revenues to date. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our products; fluctuations in the demand for our product and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions. If realized, any of these risks could have a materially adverse effect on our business, financial condition and operating results.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our products. We intend to generate revenue through the sale of our products. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

THE COMPANY'S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. Miller, our sole officer and director, has other business interests and currently devotes approximately 20 to 25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Miller, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company's business require the full business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the Company. However, he may not be able to devote sufficient time to the management of the business, which may result in periodic interruptions in implementing the Company's plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

Because the Company is entirely dependent on the efforts of its sole officer and director, his departure or the loss of other key personnel in the future, could have a materially adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks associated with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be used primarily to pay the claims of the Company's creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY
--------------------------------------------------

WE ARE A NEW COMPANY WITH NO OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

We are a development stage Company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospects can be made. We have not developed any products or prototypes. We were incorporated on January 15, 2009 and to date have been involved primarily in the design of our business plan and we have no business operations. There is substantial risk that our expectations concerning development, operations, and performance will not be met. In addition, there there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar product; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; pricing changes by the Company or its competitors, specific economic conditions in the financial markets. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE.

The Company's growth strategy is substantially dependent upon its ability to market its products successfully to prospective clients. However, its planned services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company's services to achieve or sustain market acceptance could have a materially adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT'S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY

Although the Company intends to pursue a strategy of marketing its products throughout North America, our business success depends on a number of factors. These include: our ability to establish a significant customer base and maintain favorable relationships with customers and partners; obtain adequate business financing on favorable terms in order to buy all the necessary equipment and materials; development and maintenance of appropriate operating procedures, policies and systems; hire, train and retain skilled employees. The inability of the Company to manage any or all of these factors could impair its ability to implement its business strategy successfully, which could have a materially adverse effect on the results of its operations and its financial condition.

MOBIEYES SOFTWARE, INC. MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH

The Company expects to experience continuous growth for the foreseeable future. Its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a materially adverse effect on the Company's financial condition or the results of its operations.

RISKS RELATED TO INVESTING IN OUR BUSINESS
------------------------------------------

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COSTS

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we have to make changes in the Company structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

BECAUSE WE HAVEN'T BUILT A PROTOTYPE, OUR PRODUCTS MAY NOT WORK PROPERLY AND/OR THE PRODUCTION COST CAN EXCEED EXPECTATIONS

We have not built a prototype of our software yet; therefore, we don't know the exact cost of production. In the case of a higher than expected cost of production, we won't be able to offer our products at a reasonable price. Furthermore, we may find problems in the development process and/or product functionality. If we are unable to develop our products, we will have to cease our operations, resulting in the complete loss of your investment.

GENERAL COMPETITION

The Company has identified a market opportunity for our products. Competitors may enter this sector with superior products, services, conditions and/or benefits. This would infringe on our customer base, have an adverse affect upon our business and the results of our operations

The mobile software industry is a highly competitive market. We will compete with both large and small corporations. Most of these companies have greater financial and personnel resources than we do.

IF WE CANNOT PRODUCE FINANCIAL SOFTWARE THAT MEETS PRICE AND/OR PERFORMANCE CRITERIA, THE BUSINESS WILL FAIL.

IF, AFTER DEMONSTRATING PROOF-OF-CONCEPT, WE ARE UNABLE TO ESTABLISH RELATIONSHIPS WITH DEVELOPMENT PARTNERS AND/OR CUSTOMERS, THE BUSINESS WILL FAIL.

Because there may be a substantial delay between the completion of this offering and the execution of the business plan, our expenses may be increased and it may take us longer to generate revenues. We have no way to predict when we will begin our service.

There is No Minimum Number of Shares we have to sell in this Offering. We are making this offering on a "best efforts, no minimum basis." What this means is that all the net proceeds from this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations and cash needs, and to achieve our objectives, could be adversely affected if the entire offering of Shares is not fully subscribed for. State Blue Sky laws may limit resale of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption". This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they 'recognize securities manuals' but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin. If we do not execute our business plan on schedule or within budget, our ability to generate revenue may be diminished or delayed. Our ability to adhere to our schedule and budget face many uncertainties.

WE DO NOT MAINTAIN PRODUCT LIABILITY COVERAGE. WE COULD BECOME LIABLE FOR UNINSURED PRODUCT LIABILITY CLAIMS WHICH WOULD ADVERSELY AFFECT OUR ABILITY TO CONTINUE AS A GOING CONCERN, HOWEVER, WE INTEND TO PROVIDE PRODUCTS LIABILITY INSURANCE PRIOR TO ANY SALE OF OUR SERVICE OFFERINGS.

The company does not maintain any product liability insurance at this time. Once the product is released, the Company will evaluate the need for product liability insurance. If no product liability insurance is obtained, product claims against the company could have a material affect and potentially cause the business to fail.

SHOULD OUR SOLE OFFICER AND DIRECTOR LEAVE THE COMPANY, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS.

Kevin Miller, our sole officer and director, has other outside business activities and is devoting only approximately 20-25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Kevin Miller, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company's business require the full time of our executive officer, he is prepared to adjust his timetable in order to devote more time to conducting our business operations. However, our executive officer may be unable to devote sufficient time to the management of the company's business, which may result in periodic interruptions in the implementation of the company's business plans and operations. Such delays could have a significant negative effect on the success of our business.

The company is entirely dependent on the efforts and abilities of its sole officer and director. The loss of our sole officer and director could have a materially adverse effect on the business and its prospects. The company believes that all commercially reasonable efforts have been made to minimize the risks associated with the departure from service of our current sole officer and director. However, replacement personnel may be unavailable to us. Moreover, even if available, replacement personnel may not enable the company to operate profitably.

All decisions regarding the management of the company's affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company's sole officer and director. The only assurance that the shareholders of the company (including purchasers of the offered shares) have that the company's sole officer and director will not abuse his discretion in making decisions, with respect to its affairs and other business decisions, is his fiduciary obligations and business integrity. Accordingly, no person should purchase offered shares unless that person is willing to entrust all aspects of management to the company's sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company's management.

The company's management may retain independent contractors to provide services to the company. Those independent individuals and organizations have no fiduciary duty to the shareholders of the company and may not perform as expected. The company does not maintain key person life insurance on its sole officer and director.

RISKS RELATING TO OUR BUSINESS

IF WE CANNOT EFFECTIVELY PROMOTE OUR PRODUCTS, WE WILL NOT ATTRACT CUSTOMERS.

If we cannot partner with a distribution business partner of mobile software products, we will not have the ability to attract customers. A failure to achieve partners would have a material and adverse effect on our business, operating results and financial condition.

IF WE CANNOT ESTABLISH AND MAINTAIN QUALIFICATIONS AS A SUPPLIER TO COMMERCIAL CUSTOMERS, THE BUSINESS WILL BE ADVERSELY AFFECTED.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into our service business. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no materially adverse competitive conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of our services, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The proceeds from the sale will be used primarily for the development of the business and marketing plan. Any funds left over after the business and marketing plan are completed will be used for general working capital purposes. There will not be sufficient funds for any product prototyping or development.

The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

                         IF 25% OF      IF 50% OF      IF 75% OF     IF 100% OF
                        SHARES SOLD    SHARES SOLD    SHARES SOLD    SHARES SOLD
                        -----------    -----------    -----------    -----------
GROSS PROCEEDS FROM
 THIS OFFERING            $7,500         $15,000        $22,500        $30,000

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01

The funds raised through this offering will be used to develop and complete the business and marketing plan.

                         DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Mobieyes Software, Inc. and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.01 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on January 15, 2009. The company's sole officer and director paid $0.000625 per share, a difference of $0.009375 per share lower than the share price in this offering.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

COMPANY IF ALL OF THE SHARES ARE SOLD
-------------------------------------
   Price per share ...............................................   $      0.01
   Net tangible book value per share before offering .............   $     0.001
   Potential gain to existing shareholders .......................   $         0
   Net tangible book value per share after offering ..............   $    0.0025
   Increase to present stockholders in net tangible book value
     per share after offering ...................................    $  0.001875
   Capital contributions .........................................   $     7,500
   Number of shares outstanding before the offering ..............    12,000,000
   Number of shares after offering held by existing stockholders .    12,000,000
   Percentage of ownership after offering ........................           80%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
--------------------------------------------------------
   Price per share ...............................................   $      0.01
   Dilution per share ............................................   $    0.0075
   Capital contributions .........................................   $    30,000
   Percentage of capital contributions ...........................           80%
   Number of shares after offering held by public investors ......     3,000,000
   Percentage of ownership after offering ........................           20%

                           THE OFFERING BY THE COMPANY

Mobieyes Software, Inc. is registering 3,000,000 shares of its common stock for offer and sale.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the National Association of Securities Dealers Inc. before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

All of the shares registered herein will become tradable on the effective date of this registration statement. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, Kevin Miller, owns 12,000,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

The company is hereby registering 3,000,000 common shares. The price per share is $0.01.

In the event the company receives payment for the sale of their shares, Mobieyes Software, Inc. will receive all of the proceeds from such sales. Mobieyes Software, Inc. is bearing all expenses in connection with the registration of the shares of the company.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Kevin Miller our executive officer and director named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude when all 3,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Mobieyes Software, Inc. may at its discretion extend the offering for an additional 90 days.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within two years from this initial effective date of this registration.

In connection with his selling efforts in the offering, Kevin Miller will not register as broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Kevin Miller is not subject to any statutory disqualification, as that term is defined in
Section 3(a)(39) of the Exchange Act. Kevin Miller will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Kevin Miller is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Kevin Miller will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Kevin Miller has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

12,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 3,000,000 shares of its common stock for possible resale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

Mobieyes Software, Inc. will receive all proceeds from the sale of the shares by the company. The price per share is $0.01. However, Mobieyes Software, Inc. common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

The company's shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the company or by agreement between the company and any purchasers of our common stock.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Mobieyes Software, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                                    BUSINESS

INTRODUCTION

Mobieyes Software, Inc. ("MES" or the "Company") is a development stage company and was incorporated in Florida on January 15, 2009, to develop and market mobile software. MES is a mobile enterprise software company aimed at improving the productivity of the field service organization. MES is revolutionizing the efficiencies of the service chain for high technology products by intending to use its cutting edge mobile and wireless platform.

The software market for the maintenance and repair of high technology products is a multi-billion market with no dominant software platform. MES aims to be the dominant mobile/wireless platform for the service organization of the enterprise with first year focus on one segment of the field service market - maintenance and repair. Several large and secondary field force (service and sales) markets are also available and can be addressed by MES once sufficient traction is gained in the field service, maintenance and repair space. Blumberg Advisory Group estimates the total market opportunity of $70 billion over the next four years.

We have not generated any revenues to date and our activities have been limited to developing the Business Plan. We will not have the necessary capital to develop our Business Plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. See "Management's Discussion and Analysis Plan of Operations" and "Liquidity and Capital Resources."

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities to funds operations.

The following description of our business is intended to provide an understanding of our Company and our strategic bearing.

                                    STRATEGY

Mobieyes Software, Inc. intends to build a world-class mobile software firm by developing enterprise software solutions to address field service needs across various industries. MES has developed the following business strategy to address the field service opportunity:

MES is targeting the field service market because the existing technology is ripe for change. Currently, field service workers are plagued by several problems:

   o Limited or manual access to field service information (parts, inventory, etc.)

   o Inefficient or cumbersome communications tools (fax, pagers, cell phones, laptops)

   o  Time-consuming, paper intensive processes

MES believes wireless technology offers the capability to solve these challenges. Also, IDC predicts field service personnel will show the greatest relative growth of any mobile segment. "IDC's Where's the Office? US Remote and Mobile Worker Market Review and Forecast, IDC 19692.

However, the proliferation of wireless devices and general acceptance of mobile connectivity to corporate data is not without challenges. To be truly successful, wireless solutions must address the following issues:

   o Small wireless devices can be frustrating to use when navigating large volumes of data

   o Small devices have limited real estate (i.e., screen sizes) and input capabilities

   o Mobile solutions can require significant investments in development and support

MES is aggressively pursuing its strategy with software, services and Internet applications in the areas of marketing, selling, and managing field service relationships. In order to effectively execute its rapid growth strategy, MES is initially focused on the consumer retail and technology markets.

Kevin Miller, our CEO, prior to the start up of MES has been instrumental in validating the business concept of MES. He has evaluated numerous direct competitors in the relevant business spaces, in order to understand how to create competitive advantages within our marketplace. He brings start-up experience, and extensive experience with respect to development stage companies.

                                   THE MARKET

Large Market Opportunity: Field Service

Field Service is a market that encompasses the people and processes that address service and support after the sale has been made. Field Service personnel include those who staff help desks, perform scheduling and dispatching tasks, as well as those who go on-site to install or repair devices. For intangible products, most post-sales service is provided over the phone, by fax, by letter, or by electronic mail. For tangible goods, post-sales service frequently involves a site visit by a technician.

The field service problem, from the perspective of the service provider, is to maximize customer satisfaction while minimizing the cost of service delivery. Solving this problem is very difficult because (a) customer satisfaction is subjectively determined and (b) the service delivery cost function contains numerous parameters. However, in general a near-optimal solution can always be achieved if "the problem is fixed the first time." That is, irrespective of the product or problem, if the field service person can rectify the problem in one interaction, then it is highly likely that (a) customer satisfaction increases and (b) cost of service is minimized.

Yet, this optimal outcome rarely occurs. Increased product complexity, inadequate field service training, high rates of field service turnover, unavailability of vital parts, misstatement of problem symptoms, non-current diagnostic or repair guidelines, lack of access to customer or part data, mistyping of detailed part numbers - any or all of these factors can negatively impact a particular situation. Usually, if even one of them occurs, the problem will not be fixed the first time. And when the problem cannot be fully corrected on the initial interaction, the outcome will be not only sub-optimal, but also potentially disastrous - from either a cost or a customer satisfaction perspective, or both.

Thus, a fundamental building block of MES's mission is to push field service outcomes in the direction of optimal resolution. This opportunity has arisen because of several factors:

   o  High-technology field service is an extremely large, growing market.

   o Most leading software companies tend to overlook the opportunity in field service applications.

   o Software companies with field service applications tend to be conservative and slow-to-adapt to new technology.

   o Field service has specialized requirements to which MES' technology will be well suited

   o The converging trends of the World-wide Web, XML, and emerging digital wireless data transmission standards combine to create special timing on which MES can capitalize.

For purposes of our analysis, we consider the field service market to be the investment and expenditure in services provided after-the-sale. Specific services in the maintenance and repair segment may include:

   o  Installation/assembly,
   o  Routine maintenance,
   o  Diagnosis,
   o  Repair,
   o  Replacement, or
   o  De-installation (removal)

There are a number of factors that account for the high growth trend. The principal contributing factors are:

   o  Growing complexity of products and product modules.

   o Integration of complex products into interdependent networks and assemblies.

   o Shorter product release cycles that push new products into the field at ever-increasing rates.

   o Growing dependence by end-use customers on the use of technology in mission-critical operations.

   o Inability of field service personnel to keep pace with the rate of product complexity, product interdependence, product introductions, and customer demands for immediate service.

Listed below are the statistics for the total addressable market size of field service, maintenance and repair. MES has set its sales and marketing priorities to focus in the area of field service organizations for high-tech products with field forces in excess of 50 personnel.

TOTAL ADDRESSABLE MARKET

According to Blumberg Advisory Group, the market for field force mobile and wireless automation consists of eight segments in Field Service:

   o  Information Systems
   o  Office Automation
   o  Telecom Equipment
   o  Medical Electronics
   o  Plant Automation
   o  Building Systems
   o  Retail / Point of Sale
   o  Other

The table below shows the total addressable market for MES across all field service segments. The total addressable market potential for the period 2005 through 2009 is over $70 billion.

               (1)TOTAL ADDRESSABLE MARKET FOR HARDWARE & SOFTWARE RELATED TO ALL FIELD SERVICE TYPES BY SEGMENT ($ BILLIONS)
           ----------------------------------------------------------

         Information Systems ..     3.06      3.67      4.43      5.71
         Office Automation ....     1.20      1.35      1.51      1.96
         Telecom Equipment ....     2.38      2.84      3.42      4.41
         Medical Electronics ..     0.82      1.00      1.20      1.56
         Plant Automation .....     2.20      2.68      3.21      4.13
         Building Systems .....     0.75      0.89      1.03      1.34
         Retail/P.O.S .........     1.99      2.38      1.50      3.70
         Other ................     0.86      1.01      1.18      1.54
                                   -----     -----     -----     -----
         TOTAL ................    13.26     15.81     17.47     24.35
                                   =====     =====     =====     =====

Blumberg Advisory Group breaks down the overall Field Service market into three distinct types:

   o  Field Maintenance and Repair
   o  Professional and Technical Services
   o  Logistics and Other Support Services

The table below shows the size of the initial target market for MES across all segments, with a focus on the Field Service type, Field Maintenance and Repair. This target market represents approximately 50% of the total addressable market or $35 billion for the period 2007 through 2010.

  (1)MES' TARGET MARKET FOR HARDWARE & SOFTWARE RELATED TO FIELD SERVICE TYPE:
                  MAINTENANCE & REPAIR BY SEGMENT ($ BILLIONS)
  ----------------------------------------------------------------------------

                                    2007      2008      2009      2010
                                    ----      ----      ----      ----

         Information Systems ..     1.71      1.99      2.32      2.89
         Office Automation ....     0.67      0.73      0.79      0.99
         Telecom Equipment ....     1.33      1.54      1.79      2.23
         Medical Electronics ..     0.46      0.54      0.63      0.79
         Plant Automation .....     1.23      1.45      1.68      2.09
         Building Systems .....     0.42      0.48      0.54      0.68
         Retail/P.O.S. ........     1.11      1.29      1.50      1.87
         Other ................     0.48      0.55      0.62      0.78
                                    ----      ----      ----     -----
         TOTAL ................     7.42      8.58      9.89     12.32
                                    ====      ====      ====     =====

(1)Market size data in this section are taken from Blumberg, D. and Snyder, R., A New Strategic View of the U.S. Service Market: Size, Structure, Segmentation, and Trends, Blumberg Advisory Group, Ft. Washington, PA, 2006.

                                   MANAGEMENT

We intend to employ and use consultants to build the corporate infrastructure in FINANCE, ACCOUNTING, MARKETING, SALES, SOFTWARE, PURCHASING and other administrative functions.

                               SALES AND MARKETING

MES will have a limited direct sales force that will be dedicated to marketing and selling services to clients seeking field service solutions. MES expects to grow the sale force conservatively in both Georgia and other states in the south east. The sales team will identify prospects, develop opportunities, close sales, and manage client relationships.

To achieve market penetration, MES will leverage the indirect sales channel. Indirect sales will be produced through business development efforts to create strategic partnerships with SI's and ISV's to not only leverage their sales force but also to leverage their install base. SI partners will also be employed to augment our professional services staff for implementations. MES' strategy is to quickly establish relationships with the market leaders as they position themselves to respond to their customer's mobile and wireless needs.

                                   COMPETITION

There have been a lot of internally developed solutions in our target market and according to Blumberg Advisory Group. In the next four years, there will be a 17.9% reduction in internally developed solutions and 22.7% increase in vendor solutions.

Companies that have targeted the field service application market:

CRM VENDORS LIKE ORACLE, SALESFORCE.COM AND NORTEL/CLARIFY

Traditional CRM vendors such as Siebel address the wireless market from an add-on perspective. The add-on is not a core focus and have difficulty competing because their wireless / mobile solution is:

   o Thin in functionality; generally provides access to only a few record types or small amount of data, and is not equipped to perform a full set of field transactions such as update, add and insert records.

   o Designed as a single vendor solution and does not integrate or support wireless access to other 3rd party applications - virtually every enterprise has a minimum of two application suites such as CRM & ERP.

The traditional CRM and ERP companies such as Oracle, SAP, etc. understand customer applications and the desktop but their core competency is not in the area of information solutions for the field force with wireless / mobile devices.

PURE PLAY WIRELESS VENDORS LIKE BRIENCE, NETMORF

These companies have looked at the market from the activities of the front office, which means they are more geared towards the sales person, rather than the service person. Part of that is because of their inability to deal with data from the back office, which is more voluminous, which is where most of the data needed by field engineers resides.

TRADITIONAL COMPUTERIZED MAINTENANCE MANAGEMENT SYSTEMS (CMMS)

These are legacy systems with very proprietary architecture that cannot accommodate the paradigms of the wireless world and small screen devices. These systems were made in a client-server environment for the laptop. These systems are also very difficult to implement.

MES' opportunity and competitive advantage will come from our capabilities to:

   o  Provide the most efficient use of small screen devices

   o  Allow a single, open platform to talk to multiple back-end systems

   o  Provide secure, scalable and quick implementations

   o Provide field service personnel with service information from multiple ERP, CRM or legacy database sources

There are no dominant players that address our target market with these types of capabilities.

                                    STAFFING

As of January 31, 2009, Mobieyes Software, Inc. has no permanent staff other than its sole officer and director, Kevin Miller, who is the President and Chairman of the company. Kevin Miller has the flexibility to work on Mobieyes Software, Inc. up to 20 to 25 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, Mobieyes Software, Inc. has no employees other than its current sole officer and director, Kevin Miller, who has not been compensated. There are no employment agreements in existence. The company presently does not have any pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, the company may adopt plans in the future. There are presently no personal benefits available to the company's director.

During the initial implementation of our development strategy, the company intends to hire independent consultants, contractors, and fee-for-service laboratories, to develop, prototype, various components of sensor platforms.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

WE ARE A DEVELOPMENT STAGE COMPANY ORGANIZED TO DEVELOP AND MARKET MOBILE SOFTWARE.

We have not yet generated any products nor realized any revenues from business operations. Our auditors have issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our service to customers. Accordingly, we must raise cash from sources other than revenues generated from the proceeds of loans we undertake.

From inception to January 31, 2009, the company's business operations have primarily been focused on developing our business plan and market research.

             LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

THERE IS NO HISTORICAL FINANCIAL INFORMATION ABOUT US UPON WHICH TO BASE AN EVALUATION OF OUR PERFORMANCE. MOBIEYES SOFTWARE, INC. WAS INCORPORATED IN THE STATE OF FLORIDA ON JANUARY 15, 2009; WE ARE A DEVELOPMENT STAGE COMPANY ATTEMPTING TO ENTER INTO THE FINANCIAL SOFTWARE MARKET. OUR INTENDED PRIMARY MARKETING BUSINESS APPROACH WILL BE TO PARTNER WITH ESTABLISHED FINANCIAL INSTITUTIONS TO MARKET AND SUPPORT THE PRODUCT OFFERING. WE HAVE NOT GENERATED ANY REVENUES FROM OUR OPERATIONS. WE CANNOT GUARANTEE WE WILL BE SUCCESSFUL IN OUR BUSINESS OPERATIONS. OUR BUSINESS IS SUBJECT TO RISKS INHERENT IN THE ESTABLISHMENT OF A NEW BUSINESS ENTERPRISE, INCLUDING THE FINANCIAL RISKS ASSOCIATED WITH THE LIMITED CAPITAL RESOURCES CURRENTLY AVAILABLE TO US FOR THE IMPLEMENTATION OF OUR BUSINESS STRATEGIES(SEE "RISK FACTORS"). TO BECOME PROFITABLE AND COMPETITIVE, WE MUST DEVELOP THE BUSINESS AND MARKETING PLAN, EXECUTE THE PLAN AND ESTABLISH SALES AND CO-DEVELOPMENT RELATIONSHIPS WITH CUSTOMERS AND PARTNERS.

Our sole officer and director undertakes to provide us with initial operating and loan capital to sustain our business plan over the next twelve (12) month period partially through this offering and will seek alternative financing through means such as borrowings from institutions or private individuals.

PLAN OF OPERATION

Over the 12 month period starting upon the effective date of this registration statement, the company must raise capital in order to complete the Business and Marketing Plan and to commence the execution.

Since inception, to January 31, 2009, Mobieyes Software, Inc. has spent a total of $79.00 on start-up costs. The company has not generated any revenue from business operations. All proceeds currently held by the company are the result of the sale of common stock to its officers.

The company incurred expenditures of $0.00 for accounting services, the preparation of audited financial statements and legal services. The company also had expenditures of $79.00 for general administrative costs.

Since inception, the majority of the company's time has been spent refining its business plan and conducting industry research, and preparing for a primary financial offering.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations. For the period ended January 31, 2009, Mobieyes Software, Inc. issued 12,000,000 shares of common stock to our sole officer and director for cash proceeds of $7,500 at $0.000625 per share.

As we anticipate needing a minimum of $125,000 in order to execute our business plan in a meaningful way over the next year. The execution includes market studies and validation, identifying and hiring key personnel, developing the detailed strategies and implementation plans, and identifying key risk factors in executing the business plan. The company does not anticipate these funds will provide enough capital for any product development. Therefore, the available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our Business and Marketing Plan. We anticipate that receipt of such financing may require granting a security interest in the Company's assets. The company is willing to grant such interest to secure the necessary funding.

Through January 31, 2009, we have spent a total of $79.00 in general operating expenses. We raised the cash amounts used in these activities from our officer.

To date, we have managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer has agreed not to draw a salary until a minimum of $250,000 in funding is obtained or until we have achieved $500,000 in gross revenues. Second, we have been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and are only paying the direct expenses associated with our business operations.

Given our low monthly cash flow requirement and the agreement of our officer, management believes that, even though our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations it has sufficient financial resources to meet its obligations for at least the next twelve months.

In the early stages of our company, we will need cash for completing the business and marketing plan. We anticipate that during the first year, in order to execute our business plan to any meaningful degree, we would need to spend a minimum of $125,000 on such endeavors. If we are unable to raise the funds partially through this offering we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See
Note 6 of our financial statements.

MANAGEMENT

OFFICERS AND DIRECTORS

Our sole officer and director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one
(1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

Name and Address      Age      Position(s)
----------------      ---      ---------------------
Kevin Miller           50      President, Secretary/Treasurer, Principal
                               Executive Officer Principal Financial Officer, and sole member of the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee, a Nominating Committee or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. Our director is not an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

   o understands generally accepted accounting principles and financial statements,

   o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

   o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

   o  understands internal controls over financial reporting, and

   o  understands audit committee functions.

Our Board of Directors is comprised of an individual who was integral to our formation and who is involved in our day to day operations. While we would prefer our director be an audit committee financial expert, the individual who has been key to our development has professional background in finance or accounting. As with most small, early stage companies, until such time as our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer, chief financial officer, and principle accounting officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

                       CODE OF BUSINESS CONDUCT AND ETHICS

In January 2009 we adopted a Code of Ethics and Business Conduct which is applicable to Mr. Miller, any principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

   o  honest and ethical conduct,

   o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

   o  compliance with applicable laws, rules and regulations,

   o  the prompt reporting violation of the code, and

   o  accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to our S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to our filing.

                      BACKGROUND OF OFFICERS AND DIRECTORS

Kevin Miller, PRESIDENT, CEO, DIRECTOR, SECRETARY/TREASURER

RESUME

Mr. Miller was the president and CEO, then Chairman, of a specialty construction and metal business for over 10 years, involved in all aspects of the business. After selling that business to his partners, Mr. Miller served as a co-founder or co-sponsor for numerous industry consolidations, including Quanta Services, Inc., a NYSE company, which is a leading provider of specialized contracting services for the electric power and telecommunications industries and US Concrete, a NASDAQ company, which is leading provider of concrete products.

Mr. Miller has made several investments in both private and public technology and communications companies (PIPEs).

Mr. Miller has a BS in Construction Science from Kansas State University.

CONFLICTS OF INTEREST

At the present time, we do not foresee a direct conflict of interest with our sole officer and director. The only conflict that we foresee is Kevin Miller's devotion of time to projects that do not involve us. In the event that Kevin Miller ceases devoting time to our operations, he has agreed to resign as an officer and director.

                             EXECUTIVE COMPENSATION

Kevin Miller will not be taking any compensation until the Company has raised $250,000 in working capital or has sales in excess of $500,000.

SUMMARY OF COMPENSATION

We did not pay any salaries in 2009. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the remuneration of our sole director and officer for the period from inception through, 2009.

                        CAPACITIES IN WHICH                      AGGREGATE
NAME OF INDIVIDUAL      REMUNERATION WAS RECEIVED                REMUNERATION
------------------      -------------------------                ------------
Kevin Miller            Sole Executive Officer and Director           $0

We have no employment agreements with our sole Executive Officer and Director. We will not pay compensation to Directors for attendance at meetings. We will reimburse the Directors for reasonable expenses incurred during the course of their performance.

DIRECTOR COMPENSATION

Mr. Kevin Miller a member of our Board of Directors is also our executive officer. We do not pay fees to directors for attendance at meetings of the Board of Directors or of committees; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, Mobieyes Software, Inc. has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the company may in the future enter into employment agreements with our sole officer and director, or future key staff members.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                                Number            Percentage
                                                of Shares         of ownership
                                                after offering    after offering
                                                assuming all      assuming all
Name and address            Number of Shares    of the shares     of the shares
Beneficial Ownership (1)    Before Offering     are sold          are sold
------------------------    ----------------    --------------    --------------

Kevin Miller                   12,000,000         12,000,000           75%

All Officers and               12,000,000         12,000,000           75%
Directors as a Group
(1 person)
_________

(1) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Kevin Miller is the only "promoter" of our company.

For the period ended January 31, 2009, a total of 12,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 3,000,000 of its common shares, in addition to the 12,000,000 shares currently issued and outstanding. The price per share is $0.01 (please see "Plan of Distribution" below).

The 12,000,000 shares currently issued and outstanding were acquired by our sole officer and director for the period ended, January 31, 2009. We issued a total of 12,000,000 common shares for consideration of $7,500, which was accounted for as a purchase of common stock.

In the event the company receives payment for the sale of their shares, Mobieyes Software, Inc. will receive all of the proceeds from such sales. Mobieyes Software, Inc. is bearing all expenses in connection with the registration of the shares of the company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized common stock is two hundred and fifty million (250,000,000) shares with a par value of $.0001 for an aggregate par value of twenty five thousand dollars ($25,000).

   * have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

   * and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 60% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                    REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Mobieyes Software, Inc. will act as its own transfer agent.

                                STOCK OPTION PLAN

The Board of Directors of Mobieyes Software, Inc. has not adopted a stock option plan ("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. Mobieyes Software, Inc. may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                  LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

                                     EXPERTS

Our financial statements have been audited for the period ending, January 31st, 2009 by Moore and Associates, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

                             MOBIEYES SOFTWARE, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                JANUARY 31, 2009
                                    (Audited)


Auditors' Report ..........................................................  F-2

Balance Sheet .............................................................  F-3

Statement of Operations ...................................................  F-4

Statement of Stockholders' Equity (Deficit) ...............................  F-5

Statement of Cash Flows ...................................................  F-6

Notes to the Financial Statements .........................................  F-7

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
      PCAOB REGISTERED

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

TO THE BOARD OF DIRECTORS
MOBIEYES SOFTWARE, INC.
(A DEVELOPMENT STAGE COMPANY)

We have audited the accompanying balance sheet of Mobieyes Software, Inc. (A Development Stage Company) as of January 31, 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows from inception on January 15, 2009 through January 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mobieyes Software, Inc. (A Development Stage Company) as of January 31, 2009, and the related statements of operations, stockholders' equity and cash flows from inception on January 15, 2009 through January 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has an accumulated deficit of $79, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/S/ MOORE & ASSOCIATES, CHARTERED

Moore & Associates, Chartered
Las Vegas, Nevada
February 12, 2009


 6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501
 ------------------------------------------------------------------------------

                             MOBIEYES SOFTWARE, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET

                                     ASSETS
                                     ------
                                                                        AS OF
                                                                     JANUARY 31,
                                                                        2009
                                                                     -----------

CURRENT ASSETS
  Cash and cash equivalents ......................................   $    7,600
                                                                     ----------
    Total current assets .........................................        7,600
                                                                     ----------

                                                                     ----------
TOTAL ASSETS .....................................................   $    7,600
                                                                     ==========


                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
                -------------------------------------------------

CURRENT LIABILITIES
  Loan from Officer (See notes to financial statements) ..........          100
                                                                     ----------
    Total liabilities ............................................          100
                                                                     ==========


STOCKHOLDERS' EQUITY (DEFICIENCY)
  Capital Stock (Note 3)
    Authorized:
      250,000,000 common shares, $0.0001 par value
    Issued and outstanding shares:
      12,000,000 .................................................   $    1,200
    Additional paid-in capital ...................................        6,379
    Deficit accumulated during the development stage .............          (79)
                                                                     ----------
  Total Stockholders' Equity (Deficiency) ........................        7,500
                                                                     ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .......................   $    7,600
                                                                     ==========

   The accompanying notes are an integral part of these financial statements.

                             MOBIEYES SOFTWARE, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS

                                                                 FOR THE PERIOD
                                                                 FROM INCEPTION
                                                                   JANUARY 15,
                                                                     2009 TO
                                                                JANUARY 31, 2009
                                                                ----------------

REVENUES ....................................................   $             0
                                                                ---------------

EXPENSES
  General & Administrative ..................................   $            79
                                                                ---------------


Loss Before Income Taxes ....................................   $            79
                                                                ---------------

Provision for Income Taxes ..................................                 0
                                                                ---------------


Net Loss ....................................................   $            79
                                                                ===============


PER SHARE DATA:

  Basic and diluted loss per common share ...................   $             0
                                                                ===============

  Weighted Average Common shares outstanding ................        12,000,000
                                                                ===============

   The accompanying notes are an integral part of these financial statements.

                             MOBIEYES SOFTWARE, INC.
                          (A Development Stage Company)
                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                                                             Deficit
                                                           Accumulated
                              Common Stock     Additional  During the
                           ------------------    Paid-in   Development
                             Shares    Amount    Capital      Stage      Total
                           ----------  ------  ----------  -----------  -------

Inception -
 January 15, 2009 ......            -  $    -  $        -  $        -   $     -

  Common shares issued
   to Founder for cash
   at $0.00625 per share
   (par value $0.0001)
   on 1/15/2009 ........   12,000,000   1,200       6,300           -     7,500

  Contributed Capital ..            -       -          79           -        79

  Loss for the period
   from inception on
   January 15, 2009 to
   January 31, 2009 ....            -       -           -         (79)      (79)
                           ----------  ------  ----------  ----------   -------

Balance -
 January 31, 2009 ......   12,000,000   1,200       6,379         (79)    7,500
                           ==========  ======  ==========  ==========   =======

   The accompanying notes are an integral part of these financial statements.

                             MOBIEYES SOFTWARE, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS

                                                                 FOR THE PERIOD
                                                                 FROM INCEPTION
                                                                   JANUARY 15,
                                                                     2009 TO
                                                                JANUARY 31, 2009
                                                                ----------------

OPERATING ACTIVITIES

  Loss for the period .......................................   $           (79)
                                                                ---------------

  Changes in Operating Assets and Liabilities:
    (Increase) decrease in prepaid expenses .................                 -
    Increase (decrease) in accounts payable .................                 -
    Increase (decrease) in accrued liabilities ..............                 -
    Short-term note payable .................................               100
                                                                ---------------
  Net cash used in operating activities .....................                 -
                                                                ---------------

INVESTING ACTIVITIES
                                                                ---------------
  Net cash used in operating activities .....................                79
                                                                ---------------

FINANCING ACTIVITIES

  Common stock issued for cash ..............................             7,500
                                                                ---------------
  Net cash provided by financing activities .................             7,579
                                                                ---------------


INCREASE IN CASH AND CASH EQUIVALENTS .......................             7,600

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ............                 0
                                                                ---------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD ..................   $         7,600
                                                                ===============

Supplemental Cash Flow Disclosures:

  Cash paid for:
    Interest expense ........................................   $             -
                                                                ===============
    Income taxes ............................................   $             -
                                                                ===============

   The accompanying notes are an integral part of these financial statements.

                             MOBIEYES SOFTWARE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (JANUARY 31, 2009)

NOTE 1.  GENERAL ORGANIZATION AND BUSINESS

Mobieyes Software Inc. ("Mobieyes Software Inc." or "MES") is a development stage company, incorporated in the State of Florida on, January 15, 2009, to improve the productivity of the field service organization. MES intends to revolutionize the efficiencies of the service chain for high technology products using its cutting edge mobile and wireless platform.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis
----------------

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents
-------------------------

For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less.

Earnings (Loss) per Share
-------------------------

The basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

Dividends
---------

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes
------------

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward

                             MOBIEYES SOFTWARE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (JANUARY 31, 2009)

Advertising
-----------

The Company expenses advertising as incurred. The advertising since inception has been $0.0

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition
----------------------------

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Property
--------

The company does not own any real estate or other properties. The company's office is located 14835 East Bluff Road, Milton, GA 30004 and our telephone number is 678.467.0122. The business office is located at the home of Kevin Miller, the CEO of the company at no charge to the company.

NOTE 3.  INCOME TAXES:

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Details for the last three years follow:

                             MOBIEYES SOFTWARE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (JANUARY 31, 2009)

      Year Ended January 31             2009
      ---------------------             ----
         Deferred Tax Asset ........   $ 0.00
         Valuation Allowance .......     0.00
         Current Taxes Payable .....     0.00
                                       ------
         Income Tax Expense ........   $ 0.00
                                       ======

The Company has filed no income tax returns since inception.

NOTE 4.  STOCKHOLDERS' EQUITY

Common Stock
------------

On January 15, 2009, the Company issued 12,000,000 of its $0.0001 par value common stock at $0.00625 per share for $7,500 cash to the founders of the Company.

There are 250,000,000 Common Shares at $0.0001 par value Authorized with 12,000,000 Issued and Outstanding as of January 31, 2009.

NOTE 5.  RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Kevin Miller, President loaned the Company $100.00 to open the Corporate bank account. We anticipate repaying the loan by February 28, 2009.

NOTE 6.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period January 15, 2009 (date of inception) through January 31, 2009 the Company has had a net loss of $79. As of January 31, 2009, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 7.  SUBSEQUENT EVENTS

The note in the amount of $100 from Kevin Miller was paid back February 4, 2009.

                             MOBIEYES SOFTWARE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (JANUARY 31, 2009)

NOTE 8.  THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards and their effect on the Company.

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, "Earnings per Share." FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU
Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

                             MOBIEYES SOFTWARE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (JANUARY 31, 2009)

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB
107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for "plain vanilla" share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements--an amendment of ARB No. 51. This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

                             MOBIEYES SOFTWARE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (JANUARY 31, 2009)

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations'. This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141. This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities--Including an Amendment of FASB Statement No.
115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements. The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

                             MOBIEYES SOFTWARE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (JANUARY 31, 2009)

NOTE 9.  CONCENTRATIONS OF RISKS

Cash Balances
-------------

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC). This government corporation insured balances up to $100,000 through October 13, 2008. As of October 14, 2008 all non-interest bearing transaction deposit accounts at an FDIC-insured institution, including all personal and business checking deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account. This unlimited insurance coverage is temporary and will remain in effect for participating institutions until December 31, 2009. All other deposit accounts at FDIC-insured institutions are insured up to at least $250,000 per depositor until December 31, 2009. On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, will return to at least $100,000 per depositor. Insurance coverage for certain retirement accounts, which include all IRA deposit accounts, will remain at $250,000 per depositor.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

                  SEC Filing Fee and
                     Printing ............         $ 1,000 *
                  Transfer Agent .........               0
                                                   -------
                       TOTAL .............         $ 1,000
                                                   -------
                  * estimate

RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common shares

Mobieyes Software, Inc. is authorized to issue up to 250,000,000 shares of common stock with a par value of $0.0001. For the period ended, January 31, 2009, we had issued 12,000,000 common shares to our sole officer and director for a total consideration of $7,500.

Mobieyes Software, Inc. is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past year, Mobieyes Software, Inc. has sold the following securities which were not registered under the Securities Act of 1933, as amended:

For the period ended January 31, 2009, Mobieyes Software, Inc. issued 12,000,000 shares of common stock to the sole officer and director for cash proceeds of $7,500 at 0.000625 per share.

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.   DOCUMENT DESCRIPTION
-----------   --------------------

3.1           Articles of Incorporation of Mobieyes Software, Inc.*

3.2           Bylaws of Mobieyes Software, Inc.*

4.1           Specimen Stock Certificate of Mobieyes Software, Inc.*

5.1           Opinion of Counsel (to be supplied by amendment).

14            Code of Business Conduct and Ethics **

23.1          Consent of Accountants.**

23.2          Consent of Counsel (to be supplied by amendment).

99.1          Subscription Agreement of Mobieyes Software, Inc.*
_________________

*  Previously filed
** Filed herewith

(B) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1

Articles of Incorporation of Mobieyes Software, Inc. dated January 15, 2009 and approved January 15, 2009.

EXHIBIT 3.2

Bylaws of Mobieyes Software, Inc., approved and adopted on January 15, 2009.

EXHIBIT 4.1

Specimen Stock Certificate of Mobieyes Software, Inc.

EXHIBIT 5.1

Opinion of Counsel (to be supplied by amendment).

EXHIBIT 14

Code of Business Conduct and Ethics.

EXHIBIT 23.1

Consent of Accountants, regarding the use in this Registration Statement of their auditors' report on the financial statements of Mobieyes Software, Inc. for the period ending January 31, 2009.

EXHIBIT 23.2

Consent of Counsel (to be supplied by amendment).

EXHIBIT 99.1

Subscription Agreement of Mobieyes Software, Inc.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milton, Georgia, on this day of April 29, 2009.

Mobieyes Software, Inc.

/s/ Kevin Miller
    ------------
    Kevin Miller
    President and Director
    Principal Executive Officer
    Principal Financial Officer
    Principal Accounting Officer

Know all men by these present, that each person whose signature appears below constitutes and appoints Kevin Miller, as agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Kevin Miller                          April 29, 2009
    ---------------
    Kevin Miller
    President and Director
    Principal Executive Officer
    Principal Financial Officer
    Principal Accounting Officer